Exhibit 10.14

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of June 6, 2018 (the “Effective Date”) among SILICON VALLEY BANK, a California corporation (“Bank”), and EARGO, INC., a Delaware corporation (“Eargo”), and EARGO HEARING, INC., a California corporation (“Eargo Hearing”, and together with Eargo, individually and collectively, “Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1 Growth Capital Term Loan Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Borrower may request that Bank make certain growth capital term loan advances (each, a “Growth Capital Term Loan Advance” and, collectively, the “Growth Capital Term Loan Advances”) available to Borrower in two (2) tranches in an aggregate principal amount not to exceed the Growth Capital Term Loan Commitment Amount as follows: (i) the first (1st) tranche of the Growth Capital Term Loan Advances (“Tranche A”) shall be available to Borrower, during the Tranche A Draw Period, in multiple advances in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000), and (ii) provided Borrower has achieved the Tranche B Milestone, the second tranche of the Growth Capital Term Loan Advances (“Tranche B”) shall be available to Borrower, during the Tranche B Draw Period, in a single advance in a principal amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Each Growth Capital Term Loan Advance under Tranche A must be in an amount of at least Five Million Dollars ($5,000,000), provided that if the first Growth Capital Term Loan Advance under Tranche A is more than Five Million Dollars ($5,000,000), the second Growth Capital Term Loan Advance under Tranche A shall be the remainder of Tranche A available for borrowing. After repayment, no Growth Capital Term Loan Advance (or any portion thereof) may be re-borrowed.

(b) Repayment.

(i) Interest-Only Payments. Borrower shall make monthly payments of accrued interest only commencing on the first (1st) calendar day of the month immediately following the Funding Date of a Growth Capital Term Loan Advance and continuing on the first (1st) calendar day of each successive month thereafter during the Interest-Only Period.

(ii) Principal and Interest Payments. Commencing on the first (1st) calendar day of the month immediately following the end of the Interest-Only Period (the “Conversion Date”) and continuing on the first (1st) calendar day of each month thereafter through the Growth Capital Term Loan Maturity Date, Borrower shall make the Applicable Number of consecutive equal monthly payments of principal (each, a “Growth Capital Term Loan Payment”), each in an amount which would fully amortize the outstanding Growth Capital Term Loan Advances, as of the Conversion Date, over the Growth Capital Term Loan Repayment Period, plus accrued interest. All unpaid principal and accrued and unpaid interest on the Growth Capital Term Loan Advances is due and payable in full on the Growth Capital Term Loan Maturity Date.

(c) Prepayment.

(i) Mandatory Prepayment Upon an Acceleration. If the Growth Capital Term Loan Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (A) all accrued and unpaid interest with respect to the Growth Capital Term Loan Advances through the date the prepayment is made, plus (B) all outstanding principal with respect to the Growth Capital Term Loan Advances, plus (C) the Prepayment Premium, plus (D) the Final Payment, plus (E) all other sums, if any, that shall have become due and payable hereunder in connection with the Growth Capital Term Loan Advances.

(ii) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Term Loan Advances advanced by Bank under this Agreement, provided Borrower (A) delivers written notice to Bank of its election to prepay the Growth Capital Term Loan Advances at least three (3) days prior to such prepayment (or such shorter period as agreed by Bank), and (B) pays, on the date of such prepayment (1) all accrued and unpaid interest with respect to the Growth Capital Term Loan Advances through the date the prepayment is made, plus (2) all unpaid principal with respect to the Growth Capital Term Loan Advances, plus (3) the Prepayment Premium, plus (4) the Final Payment, plus (5) all other sums, if any, that shall have become due and payable hereunder in connection with the Growth Capital Term Loan Advances, including interest at the Default Rate with respect to any past due amounts. Notwithstanding the foregoing, Bank agrees to waive the Prepayment Premium if Bank closes on the refinance and re-documentation with Bank of the Growth Capital Term Loan Advances under this Agreement.

2.2 Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.2(b), the outstanding principal amount of the Growth Capital Term Loan Advances shall accrue interest at a floating per annum rate equal to the Prime Rate minus one percent (1.00%) (provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement), which interest shall be payable monthly in accordance with Section 2.2(d).

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) Payment; Interest Computation. Interest is payable monthly on the first (1st) calendar day of each month and shall be computed on the basis of a three hundred sixty (360)-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.3 Fees. Borrower shall pay to Bank:

(a) Prepayment Premium. The Prepayment Premium when due pursuant to the terms of Section 2.1.1(c).

(b) Final Payment. The Final Payment, when due hereunder.

(c) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if there is no stated due date, upon demand by Bank).

(d) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.3 pursuant to the terms of Section 2.4(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.3.

2.4 Payments; Application of Payments; Debit of Accounts.

(a) All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) Bank shall debit, first, the Designated Deposit Account and if there are insufficient funds in the Designated Deposit Account, then Bank may debit any of Borrower’s other deposit accounts, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

2.5 Withholding. Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) signatures to the Loan Documents;

(b) signatures to the Warrant;

(c) the Operating Documents and good standing certificates of Borrower certified by the Secretaries of State (or equivalent agency thereof) of the States of Delaware and each other jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) signatures to the completed Borrowing Resolutions for Borrower; 4

(e) certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f) the Perfection Certificate of Borrower, together with signature thereto;

(g) a copy of Borrower’s Investors’ Rights Agreement and any amendments thereto;

(h) evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank;

(i) repayment of all Indebtedness under that certain Amended and Restated Loan and Security Agreement between Bank and Borrower dated December 22, 2016;

(j) payment of the fees and Bank Expenses then due as specified in Section 2.3 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt of an executed Payment/Advance Form;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) Bank determines to its satisfaction that there has not been any Material Adverse Change.

3.3 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Growth Capital Term Loan Advances set forth in this Agreement, to obtain the Growth Capital Term Loan Advances, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Growth Capital Term Loan Advances. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by an Authorized Signer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer or designee. Bank shall credit the Growth Capital Term Loan Advances to the Designated Deposit Account on the Funding Date of the Growth Capital Term Loan Advance. Bank may make the Growth Capital Term Loan Advances under this Agreement based on instructions from an Authorized Signer or his or her designee or without instructions if the Growth Capital Term Loan Advances are necessary to meet Obligations which have become due.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, promptly release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim greater than One Hundred Thousand Dollars ($100,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation, and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate” (the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement), provided that all information set forth in the following sections of the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete as of the Effective Date: Sections 1(e), 1(f), 5, 6, 11, and 12.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (a) such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b) and (b) the filing of a UCC-1 financing statement with the Delaware and/or California Secretaries of State covering the Collateral in connection with the security interests granted herein) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except as permitted in accordance with Section 6.6 hereof. To Borrower’s knowledge, the Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as otherwise permitted under Section 7.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

Borrower is the sole owner of the material Intellectual Property which it owns or purports to own except for (a) licenses permitted hereunder, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate or by giving notice in accordance with this Agreement. To Borrower’s knowledge, each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate or as otherwise disclosed to Bank pursuant to Section 6.8(b), Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Litigation. Other than those of which Borrower has notified Bank pursuant to Section 6.2(i), there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries that could reasonably be expected to result in liability of Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000).

5.4 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the dates and for the periods set forth therein. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.

5.5 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature (“Solvent”).

5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in compliance in all material respects with Requirements of Law. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except to the extent that failure to do so could not reasonably be expected to have a material adverse effect on its business or impair Borrower’s performance of the Obligations.

5.7 Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps reasonably required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is more than Twenty-Five Thousand Dollars ($25,000) other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Twenty-Five Thousand Dollars ($25,000). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any material liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any report, certificate, or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank in connection with this Agreement or the other Loan Documents, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank in connection with this Agreement or the other Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates, or written statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6. AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Except as otherwise permitted by Section 7.3, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank upon Bank’s request.

6.2 Financial Statements, Reports. Provide Bank with the following by submitting to the Financial Statement Repository or otherwise submitting to Bank:

(a) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company-prepared consolidated balance sheet, and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Bank (the “Monthly Financial Statements”);

(b) Compliance Statement. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a completed Compliance Statement, confirming that, as of the end of such month, Borrower was in full compliance with the terms and conditions of this Agreement and such other information as Bank may reasonably request;

(c) Annual Operating Budget and Financial Projections. Within thirty (30) days after approval by Eargo’s Board of Directors (and more frequently as updated), (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections;

(d) Annual Audited Financial Statements. As soon as available, but no later than (i) two hundred seventy (270) days after the last day of fiscal year of Borrower ending 2017, and (ii) two hundred ten (210) days after the last day of each fiscal year of Borrower, commencing with fiscal year ending 2018 and each fiscal year thereafter, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; provided, however, for any fiscal year for which Eargo’s Board of Directors does not require Borrower to prepare audited financial statements, Borrower shall instead deliver to Bank, as soon as available, but no later than sixty (60) days after the last day of Borrower’s fiscal year, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such fiscal year in a form reasonably acceptable to Bank;

(e) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to holders of Eargo’s capital stock generally in their capacity as such or to any holders of Subordinated Debt;

(f) SEC Filings. In the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(g) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000) or more;

(h) Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information set out in items 2(d) and 2(e) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(i) Other Financial Information. Other financial information reasonably requested by Bank.

Any submission by Borrower of a Compliance Statement, or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement, or other financial statement, the financial information and calculations set forth therein are true, accurate, and correct, (ii) as of the end of the compliance period forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, or other financial statement, as applicable; (iii) as of the date of such submission, no Events of Default have occurred or are continuing; (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, or other financial statement, as applicable; (v) as of the date of such submission, Borrower and each of its Subsidiaries have timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9; and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims in respect of Borrower’s Inventory or sole product that involve more than One Hundred Thousand Dollars ($100,000).

6.4 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for (i) deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof and (ii) up to Fifty Thousand Dollars ($50,000) in other taxes so long as no Lien has been filed in connection with the same, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance.

(a) Keep its business and the Collateral insured for risks, and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000) with respect to any loss, but not exceeding One Million Dollars ($1,000,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property, provided that any such replaced or repaired Collateral (A) shall be of equal or like value as the replaced or repaired Collateral and (B) shall be deemed Collateral in which Bank has been granted a first priority security interest (subject to Permitted Liens, which may have priority over Bank’s Liens in accordance with the terms of this Agreement); and (ii) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(c) At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice (ten (10) days for cancellation as a result of nonpayment of premium) before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6 Operating Accounts.

(a) Maintain its and all of its Subsidiaries’ primary banking relationship (including its operating and other deposit accounts, securities/investment accounts, cash management, asset management, letters of credit, and business credit cards) with Bank and Bank’s Affiliates.

(b) Provide Bank at least five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7 Reserved.

6.8 Protection of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to Borrower’s business; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property, taken as a whole; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).

6.9 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.10 Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on three (3) days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. The foregoing inspections and audits shall occur no more than once every 12 months (unless an Event of Default is continuing) and shall be at Borrower’s expense, and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.

6.11 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, Borrower and such Guarantor shall, upon Bank’s request in its reasonable discretion, (a) cause any such new Domestic Subsidiary to provide to Bank either a joinder to this Agreement to cause such Domestic Subsidiary to become a co-borrower hereunder or a Guaranty, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority

Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, (c) pledge sixty-five percent (65%) of the direct or beneficial ownership interest of any new Material Foreign Subsidiary directly owned by such Borrower, and (d) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

6.12 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments, including licenses permitted hereunder; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) consisting of transactions permitted by Section 7.3; (g) consisting of dividends, distributions, redemptions, and other payments permitted under Section 7.7(a); and (h) other assets of Borrower and its Subsidiaries that do not exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year.

7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) fail to provide Bank with notice of a change in the Key Person within twenty (20) days of such change; or (d) permit or suffer any Change in Control.

Borrower shall not: (1) add any new offices or business locations without written notice to Bank within thirty (30) days of such addition, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) without at least ten (10) days prior written notice to Bank, change its jurisdiction of organization, (3) without at least ten (10) days prior written notice to Bank, change its organizational structure or type, (4) without at least ten (10) days prior written notice to Bank, change its legal name, or (5) without at least ten (10) days prior written notice to Bank, change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower shall use commercially reasonable efforts to cause such bailee shall execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), provided that a Subsidiary may merge, dissolve, liquidate, or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens and Transfers permitted by Section 7.1(f) or (h), permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property in favor of Bank, except (a) as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein, (b) customary restrictions in license agreements on the licensed property where Borrower or a Subsidiary is the licensee and not the licensor, and (c) covenants with such restrictions in contracts of sale or merger or acquisition agreements, provided that (i) such covenants do not prohibit or restrict Borrower from granting a security interest in Borrower’s or any Subsidiary’s Intellectual Property in favor of Bank and (ii) the counter-parties to such covenants are not permitted to receive a security interest in Borrower’s Intellectual Property or any Collateral (it being understood, for the avoidance of doubt, that on or prior to the consummation of such sale, acquisition or merger, Borrower shall either be required to repay the Obligations (other than inchoate indemnity obligations) in accordance with the prepayment provisions hereunder or Borrower shall have obtained Bank’s written consent to such transaction hereunder (which consent shall be at Bank’s sole discretion)).

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that Borrower may (i) convert any of its convertible securities (including warrants) into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends or distributions solely in common stock, (iii) Borrower may repurchase the stock of former employees, directors, officers, or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases by Borrower does not exceed One Hundred Thousand Dollars ($100,000) per fiscal year, (iv) make purchases of capital stock in connection with the exercise of stock options or stock appreciation by way of a cashless exercise, (v) Borrower may purchase capital stock or options to acquire such capital stock with the proceeds (provided the amount of such proceeds exceeds the sub of such purchases) received from a substantially concurrent issuance of capital stock or convertible securities, provided that (x) such purchases do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) per fiscal year and (y) no Event of Default is continuing or would result therefrom; (vi) make cash payments in lieu of the issuance of fractional shares, and (vii) distribute equity securities to employees, officers, or directors on the exercise of their options; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) transactions permitted pursuant to the terms of Section 7.7 of this Agreement; (c) transactions under clauses (a), (f), or (g) of the definition of Permitted Investments; (d) employment or compensation arrangements and employee benefit plans approved by Borrower’s Board of Directors and entered into in the ordinary course of business or otherwise as Subordinated Debt, and (e) transactions between or among Borrowers or any Subsidiary or between or among Subsidiaries, in each case in the ordinary course of business and not otherwise prohibited hereunder.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) permit a Reportable Event or Prohibited Transaction, as defined in ERISA to occur, or (c) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, in each case, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so if the violation could reasonably be expected to have a material adverse effect on Borrower’s business; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Growth Capital Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.10 or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants (if any) or any other covenants set forth in clause (a) above;

8.3 Investor Abandonment. Bank determines, in its good faith judgment, that it is the clear intention of Borrower’s investors to not continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) in excess of One Hundred Thousand Dollars ($100,000), or (ii) a notice of lien or levy is filed against any of Borrower’s assets with a value in excess of One Hundred Thousand Dollars ($100,000) by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) Business Days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) Business Day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes not Solvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Three Hundred Thousand Dollars ($300,000);

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Three Hundred Thousand Dollars ($300,000) (not covered by independent third-party insurance as to which liability has not been rejected by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) Business Days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement, except, in each case, as may be permitted pursuant to the terms of such subordination agreement between such Person and Bank;

8.10 Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor;

8.11 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction;

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance (after the expiration of any cure period provided in Section 8.1 or 8.2 hereof, if applicable) of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110%) of the Dollar Equivalent of the aggregate face amount of all of such Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts;

(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, and except for Bank’s gross negligence or willful misconduct, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Except as otherwise set forth in the Loan Documents, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8 Borrower Liability. Either Borrower may, acting singly, request Advances hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code

Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433,] and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission (if applicable); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number (if applicable), or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number (if applicable) by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Eargo, Inc.
295 North Bernardo Avenue, Suite 100 Mountain View, California 94043 Attn: Christian Gormsen, CEO

If to Bank:	Silicon Valley Bank
2400 Hanover Street Palo Alto, California 94304 Attn: Michelle Lai, Vice President

11. CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Growth Capital Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations, any obligations which, by their terms, are to survive termination of this Agreement and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Growth Capital Term Loan Maturity Date by Borrower pursuant to the terms and conditions set forth in Section 2.1.1(c)(ii). Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing, Bank shall not assign any interest in the Loan Documents to any Person who in the reasonable estimation of Bank is (a) a direct competitor of Borrower, whether as an operating company or direct or indirect parent with voting control over such operating company, or (b) a vulture fund or distressed debt fund.

12.3 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or reasonable and documented expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and reasonable and documented expenses for which indemnity is given shall have run.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Borrower.

12.7 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13. DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Applicable Number” is (a) thirty-six (36) if Borrower does not satisfy the Tranche B Milestone, (b) thirty (30) if Borrower satisfies the Tranche B Milestone but not the Interest-Only Period Extension Milestone, and (c) twenty-four (24) if Borrower satisfies the Interest-Only Period Extension Milestone.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all reasonable and documented audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Advance request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) except for a change in the members of the board or other equivalent body of Borrower resulting from the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction, during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided, however, a member of Borrower’s board of directors who is an appointed representative of New Enterprise Associates or its Affiliates or Maveron or its Affiliates, shall not be deemed to have been replaced if such member of Borrower’s board of directors is replaced with a different appointed representative of the same investor; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary of Borrower (unless such Subsidiary is dissolved, merged, consolidated, or liquidated into Borrower) free and clear of all Liens (except Liens created by this Agreement).

“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Statement” is that certain statement in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements, warranties, or indemnities in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Conversion Date” is defined in Section 2.1.1(b)(ii).

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Growth Capital Term Loan Advance or any other extension of credit by Bank for Borrower’s benefit.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the account number ending 682 (the last 3 digits only), maintained by Borrower with Bank.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Growth Capital Term Loan Maturity Date, (b) the acceleration of the Growth Capital Term Loan Advances, or (c) the prepayment of the Growth Capital Term Loan Advances in full pursuant to Sections 2.1.1(c)(i) or 2.1.1(c)(ii), equal to the original aggregate principal amount of the Growth Capital Term Loan Advances multiplied by the Final Payment Percentage.

“Final Payment Percentage” is equal to six percent (6.00%).

“Financial Statement Repository” is [ *** ]or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Growth Capital Term Loan Advance” and “Growth Capital Term Loan Advances” are each defined in Section 2.1.1(a).

“Growth Capital Term Loan Commitment Amount” means Twelve Million Five Hundred Thousand Dollars ($12,500,000).

“Growth Capital Term Loan Maturity Date” is June 1, 2022.

“Growth Capital Term Loan Payment” is defined in Section 2.1.1(b)(ii).

“Growth Capital Term Loan Repayment Period” is a period of time, equal to the Applicable Number of months commencing on the Conversion Date and continuing through the Growth Capital Term Loan Maturity Date.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only Period” means for each Growth Capital Term Loan Advance, the period commencing on the first (1st) calendar day of the month immediately following the Funding Date of such Growth Capital Term Loan Advance and ending on (i) June 30, 2019 if Borrower does not satisfy the Tranche B Milestone, (ii) December 31, 2019 if Borrower satisfies the Tranche B Milestone but not the Interest-Only Period Extension Milestone, and (iii) June 30, 2020 if Borrower satisfies the Interest-Only Period Extension Milestone.

“Interest-Only Period Extension Milestone” means Bank’s receipt of evidence reasonably satisfactory to Bank that Borrower has achieved Trailing Three-Month Gross Profit of Eleven Million Dollars ($11,000,000).

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is Borrower’s Chief Executive Officer, who is Christian Gormsen as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Foreign Subsidiary” means any Foreign Subsidiary of Borrower who has assets in an aggregate amount of at least Five Hundred Thousand Dollars ($500,000), but “Material Foreign Subsidiary” specifically excludes Eargo Labs, Ltd., an Israeli corporation.

“Monthly Financial Statements” is defined in Section 6.2(a).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Final Payment, the Prepayment Premium, if applicable, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents or otherwise (other than the Warrant), including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit C.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g) Indebtedness in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) with respect to surety, indemnity, or appeal bonds and similar obligations in the ordinary course of business;

(h) customer deposits and advance payments received in the ordinary course of business;

(i) letters of credit issued by Bank obtained in connection with leases of real property in the ordinary course of business;

(j) other unsecured Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding at any time; and

(k) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b) Investments consisting of Cash Equivalents and any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Bank;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments (i) by one Borrower in or to another Borrower, (ii) by Borrower in Subsidiaries not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate in any fiscal year, and (iii) by Subsidiaries in other Subsidiaries or in Borrower;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;

(j) non-cash loans to employees, officers, or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or equity compensation arrangements approved by Borrower’s Board of Directors;

(k) Investments in connection with joint ventures or strategic alliances or collaboration of Borrower or a Subsidiary in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology, or the providing of technical support, provided that any cash invested in connection therewith shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; and

(l) other Investments not otherwise permitted by this Agreement not exceeding One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any time.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens or capital leases (i) on Equipment (including additions, accessions, and improvements thereto and the proceeds thereof) acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to such Equipment and additions, accessions, and improvements thereto and the proceeds thereof;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the accounts held in such deposit and/or securities accounts;

(k) deposits in an aggregate outstanding amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) to secure the security, indemnity, or appeal bonds and similar obligations arising in the ordinary course of business described in clause (h) of the definition of Permitted Indebtedness or to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, and leases in the ordinary course of business;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

(m) Liens in favor of Bank to secure letters of credit issued by Bank obtained in connection with leases of real property in the ordinary course of business; and

(n) Liens on property other than Intellectual Property securing obligations in an aggregate principal amount at any time outstanding not to exceed One Hundred Thousand Dollars ($100,000).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” is an amount equal to (a) three percent (3%) of the principal amount of the Growth Capital Term Loan Advances being prepaid if the prepayment is made on or before the first (1st) anniversary of the Effective Date, (b) two percent (2%) of the principal amount of the Growth Capital Term Loan Advances being prepaid if the prepayment is made after the first (1st) anniversary of the Effective Date but before the second (2nd) anniversary of the Effective Date, and (c) one percent (1%) of the principal amount of the Growth Capital Term Loan Advances being prepaid if the prepayment is made thereafter but prior to the Growth Capital Term Loan Maturity Date.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, and Chief Operating Officer of Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property (to the extent such restriction is enforceable under the Code), or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms reasonably acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Trailing Three-Month Gross Profit” means, as of any date, the revenue of Borrower (determined in accordance with GAAP), less Borrower’s cost of goods sold and warranty reserves (determined in a manner consistent with the financial statements provided to Bank on or prior to the Effective Date), for the three (3) months preceding such date.

“Tranche A” is defined in Section 2.1.1(a).

“Tranche A Draw Period” is the period of time commencing on the Effective Date through December 31, 2018.

“Tranche B” is defined in Section 2.1.1(a).

“Tranche B Draw Period” is the period of time commencing on the date on which the Tranche B Milestone is satisfied through June 30, 2019.

“Tranche B Milestone” means Bank’s receipt of evidence reasonably satisfactory to Bank that Borrower has achieved Trailing Three-Month Gross Profit of Eight Million Five Hundred Thousand Dollars ($8,500,000).

“Transfer” is defined in Section 7.1.

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank, as the same may be amended, modified, supplemented or restated from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

EARGO, INC.

By:	/s/ William H. Brownie
Name: William H. Brownie
Title: Chief Financial Officer

EARGO HEARING, INC.

By:	/s/ William H. Brownie
Name: William H. Brownie
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Michelle Lai
Name: Michelle Lai
Title: Vice President

[Signature Page to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) any interest of Borrower as a lessee or sublessee under a real property lease; (b) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (c) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that, upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; (d) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary, which shares entitle the holder thereof to vote for directors or any other matter; or (e) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:_____________
FROM:	EARGO, INC. and EARGO HEARING, INC.

Under the terms and conditions of the Loan and Security Agreement among Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements with Compliance Statement (“CS”)	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CS	If required by Board, FYE within 210 days; otherwise, company prepared financial statements FYE within 60 days	Yes No
Board-Approved Budget & Projections	Within 30 days after Board approval and as amended/updated	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Other Statements to Security Holders and Holders of Subordinated Debt	Within 5 days of delivery to Security Holders and Holders of Subordinated Debt	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement	Yes	No

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

EXHIBIT C

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON PACIFIC TIME

Fax To:	Date:____________________

LOAN PAYMENT:

EARGO, INC. and EARGO HEARING INC.

From Account # (Deposit Account #)	To Account # (Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this Credit Extension are for an ongoing wire.

From Account # (Loan Account #)	To Account # (Deposit Account #)

Amount of Credit Extension $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for a Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the Credit Extension above is to be wired. Deadline for same day processing is noon, Pacific Time

Beneficiary Name	Amount of Wire: $

Beneficiary Bank	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #	Beneficiary Bank Code (Swift, Sort, Chip, etc.): (For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 31st day of January, 2019, by and among SILICON VALLEY BANK, a California corporation (“Bank”), EARGO, INC., a Delaware corporation (“Eargo”), and EARGO HEARING, INC., a California corporation (“Eargo Hearing”, and together with Eargo, individually and collectively, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 6, 2018 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Growth Capital Term Loan Advances). Section 2.1.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a) Availability. Subject to the terms and conditions of this Agreement, Borrower may request that Bank make certain growth capital term loan advances (each, a “Growth Capital Term Loan Advance” and, collectively, the “Growth Capital Term Loan Advances”) available to Borrower in two (2) tranches in an aggregate principal amount not to exceed the Growth Capital Term Loan Commitment Amount as follows: (i) the first (1st) tranche of the Growth Capital Term Loan Advances (“Tranche A”) shall be available to Borrower, during the Tranche A Draw Period, in multiple advances in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000), and (ii) provided Borrower has achieved the Tranche B Milestone, the second tranche of the

Growth Capital Term Loan Advances (“Tranche B”) shall be available to Borrower, during the Tranche B Draw Period, in a single advance in a principal amount not to exceed Five Million Dollars ($5,000,000). Each Growth Capital Term Loan Advance under Tranche A must be in an amount of at least Five Million Dollars ($5,000,000), provided that if the first Growth Capital Term Loan Advance under Tranche A is more than Five Million Dollars ($5,000,000), the second Growth Capital Term Loan Advance under Tranche A shall be the remainder of Tranche A available for borrowing. After repayment, no Growth Capital Term Loan Advance (or any portion thereof) may be re-borrowed.

2.2 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Growth Capital Term Loan Commitment Amount” means Fifteen Million Dollars ($15,000,000).

“Tranche B Milestone” means Bank’s receipt of evidence reasonably satisfactory to Bank that Borrower has received a signed term sheet for a minimum of Fifty Million Dollars ($50,000,000) in net proceeds from a bona fide round of private equity financing with investors satisfactory to Bank, on terms acceptable to Bank, which Bank acknowledges has been achieved.

“Warrant” is, individually and collectively, (i) that certain Warrant to Purchase Stock dated as of the Effective Date, and (ii) that certain Warrant to Purchase Stock dated as of January __, 2019, each executed by Borrower in favor of Bank, as the same may be amended, modified, supplemented or restated from time to time.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) the due execution and delivery to Bank of the Warrant to Purchase Stock dated of even date herewith by each party hereto, together with a current capitalization table and current copies of Borrower’s equity documents, and (iii) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment and any documents entered into in connection herewith.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EARGO, INC.

By:	/s/ William H. Brownie
Name: William H. Brownie
Title: Chief Financial Officer

EARGO HEARING, INC.

By:	/s/ William H. Brownie
Name: William H. Brownie
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Michelle Lai
Name: Michelle Lai
Title: Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 1st day of May, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), EARGO, INC., a Delaware corporation (“Eargo”), and EARGO HEARING, INC., a California corporation (“Eargo Hearing”, and together with Eargo, individually and collectively, “Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 6, 2018 (as the same may from time to time be amended, modified or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) defer certain principal payments, and (ii) make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound the parties hereto agree as follows:

14. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

15. AMENDMENTS TO LOAN AGREEMENT.

15.1 Deferred Principal Payments. Notwithstanding anything to the contrary in the Loan Agreement, Bank agrees to defer the principal amount of each payment on the Growth Capital Term Loan Advances which would otherwise be due and payable on the first (1st) day of each month during the Deferred Principal Payments Period (collectively, the “Deferred Principal Payments”). As used herein, the “Deferred Principal Payments Period” shall commence on May 1, 2020 and end on June 30, 2020; provided, however, the Deferred Principal Payments Period shall be automatically extended to July 31, 2020 (and include the payment that would otherwise be due on July 1, 2020) upon satisfaction of the Deferral Milestone. Borrower shall continue to make monthly interest payments on the outstanding principal balance of the Growth Capital Term Loan Advances in accordance with the terms set forth in the Loan Agreement. On the first (1st) day of the month following the last day of the Deferred Principal Payments Period,

Borrower shall resume making regularly scheduled equal monthly payments of principal, plus interest, in an amount which would fully amortize the aggregate outstanding Growth Capital Term Loan Advances (including the Deferred Principal Payments) such that the Growth Capital Term Loan Advances are repaid in full on the Growth Capital Term Loan Maturity Date. Notwithstanding the foregoing, all Deferred Principal Payments shall be immediately due and payable upon the occurrence of any Event of Default.

15.2 Section 6.8 (Protection of Intellectual Property Rights). Section 6.8 of the Loan Agreement is hereby amended by adding the following Section 6.8(c) immediately following Section 6.8(b):

15.2.1 Until the IP Release Date, to the extent not already disclosed in writing to Bank, if Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. Until the IP Release Date, if Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days’ prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Until the IP Release Date, Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

15.3 Section 13 (Definitions).

15.3.1 The following defined terms and their respective definitions are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Deferral Milestone” means Bank’s receipt of evidence satisfactory to Bank, no later than June 25, 2020, that Borrower has signed a term sheet for a bona fide round of equity financing of Borrower on terms satisfactory to Bank with investors satisfactory to Bank which will result in net proceeds to Borrower of at least Thirty Million Dollars ($30,000,000).

“IP Agreement” is that certain Intellectual Property Security Agreement between Borrower and Bank dated as of the Second Amendment Closing Date, as may be amended, modified, supplemented or restated from time to time.

“IP Release Date” means the date the IP Release Milestone is achieved.

“IP Release Milestone” means Bank’s receipt of evidence satisfactory to Bank that Borrower has received at least Thirty Million Dollars ($30,000,000) in net proceeds from a bona fide round of equity financing of Borrower on terms satisfactory to Bank with investors satisfactory to Bank.

“Second Amendment Closing Date” is May 1, 2020.

15.3.2 The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Prepayment Premium” is an amount equal to two percent (2%) of the principal amount of the Growth Capital Term Loan Advances being prepaid.

15.4 Collateral Description. Exhibit A of the Loan Agreement is hereby replaced in its entirety with Exhibit A attached hereto. All references in the Loan Agreement to “Collateral” shall be deemed to refer to the Collateral Description attached hereto as Exhibit A.

15.5 Grant of Security Interest. In addition to the Collateral already securing the Obligations, Borrower hereby grants to Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral described on Exhibit A attached hereto (including Intellectual Property), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower hereby authorizes Bank to file a UCC financing statement amendment (the “UCC Amendment”) with all appropriate jurisdictions to perfect or protect Bank’s interest or rights on the Collateral.

15.6 Release of Intellectual Property Security Interest. On the IP Release Date, provided, that no Event of Default has occurred and is continuing, Bank will, at Borrower’s expense, (a) release Bank’s security interest in Borrower’s Intellectual Property, and (b) file such financing statement amendments and record with the United States Patent and Trademark Office and the United States Copyright Office all necessary agreements evidencing the release of the Bank’s security interest in the Borrower’s Intellectual Property. Notwithstanding the foregoing, at all times (including after the IP Release Date) the Collateral shall include all proceeds of all Intellectual Property (whether acquired upon the sale, lease, license, exchange or other disposition of such Intellectual Property) and all other rights arising out of Intellectual Property.

16. LIMITATION OF AMENDMENTS.

The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

17. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

17.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

17.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

17.3 The organizational documents of Borrower delivered to Bank on the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

17.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

17.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

17.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

17.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

18. INTEGRATION. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

19. COUNTERPARTS. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

20. EFFECTIVENESS. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of the IP Agreement by each party thereto, (c) Bank’s filing of the UCC Amendment with the Secretary of State of Delaware to add the Intellectual Property as Collateral, and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment and any documents entered into in connection herewith including the IP Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EARGO, INC.

By:	/s/ Christian Gormsen

Name:	Christian Gormsen
Title:	Chief Executive Officer

EARGO HEARING, INC.

By:	/s/ Christian Gormsen

Name:	Christian Gormsen
Title:	Chief Executive Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Robert Mingrone

Name:	Robert Mingrone
Title:	Director

[Signature Page to Second Amendment to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) any interest of Borrower as a lessee or sublessee under a real property lease; (b) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (c) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that, upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; (d) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary, which shares entitle the holder thereof to vote for directors or any other matter; or (e) from and after the IP Release Date (if applicable), any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 9th day of September, 2020, by and among SILICON VALLEY BANK, a California corporation (“Bank”), EARGO, INC., a Delaware corporation (“Eargo”), and EARGO HEARING, INC., a California corporation (“Eargo Hearing”, and together with Eargo, individually and collectively, “Borrower”).

RECITALS

E. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 6, 2018 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

F. Bank has previously made credit available to Borrower for the purposes permitted in the Loan Agreement, including without limitation, a growth capital term loan facility in the aggregate original principal amount not to exceed Fifteen Million Dollars ($15,000,000) (the “Existing Growth Capital Term Loan”).

G. Borrower consummated an unsecured loan in the amount of Four Million Five Hundred Seventy-Four Thousand Eight Hundred Dollars ($4,574,800) (the “PPP Loan”) from MidFirst Bank (together with its successors and assigns, the “PPP Lender”) in connection with the Paycheck Protection Program (the “PPP”) under the U.S. Small Business Administration, Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

H. Borrower has requested that Bank amend the Loan Agreement to (i) make a new growth capital term loan facility available to Borrower to refinance and replace the Existing Growth Capital Term Loan, (ii) consent to the PPP Loan, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

I. Bank has agreed to extend a new growth capital term loan to Borrower, and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

8. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

9. Growth Capital Term Loans. Borrower acknowledges and agrees that as of the date hereof, the aggregate outstanding principal balance of the Existing Growth Capital Term Loans is Ten Million Four Hundred Thousand Dollars ($10,400,000). Borrower and Bank acknowledge and agree that there is no further availability to borrow any Existing Growth Capital

Term Loans. Borrower represents and warrants to Bank that all of such sum is due and owing Bank, without offset or defense of any kind or nature and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Borrower acknowledges and agrees that the execution of this Amendment is not intended to and shall not cause or result in a novation with respect to the Existing Growth Capital Term Loans. Borrower acknowledges and agrees that, on or prior to the date hereof, it will repay in full in cash all of the Obligations owing to Bank (other than the Prepayment Premium, which is hereby waived) under the Existing Growth Capital Term Loans, including without limitation, the Final Payment due to Bank under the Loan Agreement in the amount of Seven Hundred Twenty Thousand Dollars ($720,000).

10.	Amendments to Loan Agreement.

10.1 Section 2.1 (Growth Capital Term Loan Advances). Section 2.1 of the Loan Agreement is amended by adding the following immediately after Section 2.1.1 as Section 2.1.2:

2.1.2	Supplemental Growth Capital Advances.

(a) Availability. Subject to the terms and conditions of this Agreement, Borrower may request that Bank make certain supplemental growth capital advances (each, a “Supplemental Growth Capital Advance” and collectively, as the “Supplemental Growth Capital Advances”) available to Borrower in an aggregate principal amount not to exceed the Supplemental Growth Capital Commitment Amount. On the Third Amendment Closing Date, the first (1st) tranche of the Supplemental Growth Capital Advances shall be funded to Borrower in an aggregate principal amount of at least Fifteen Million Dollars ($15,000,000), and the proceeds thereof shall be used to repay in full the Existing Growth Capital Term Loans, plus all accrued and unpaid interest thereon and the Final Payment. The second (2nd) tranche of the Supplemental Growth Capital Advances shall be available to Borrower in multiple advances through the Supplemental Growth Capital Commitment Termination Date in the aggregate principal amount not to exceed Five Million Dollars ($5,000,000). Each Supplemental Growth Capital Advance must be in an amount of at least One Million Dollars ($1,000,000). After repayment, no Supplemental Growth Capital Advance (or any portion thereof) may be reborrowed.

(b) Repayment.

(i) Interest-Only Payments. Borrower shall make monthly payments of accrued interest only commencing on the first (1st) calendar day of the month immediately following the Funding Date of a Supplemental Growth Capital Advance and continuing on the first (1st) calendar day of each successive month thereafter during the Supplemental Interest-Only Period.

(ii) Principal and Interest Payments. Commencing on the first (1st) calendar day of the month immediately following the end of the Supplemental Interest-Only Period (the “Supplemental Conversion Date”) and continuing on the first (1st) calendar day of each month thereafter through the Supplemental Growth Capital

Maturity Date, Borrower shall make the Applicable Number of consecutive equal monthly payments of principal (each, a “Supplemental Growth Capital Payment”), each in an amount which would fully amortize the outstanding Supplemental Growth Capital Advances, as of the Supplemental Conversion Date, over the Supplemental Growth Capital Repayment Period, plus accrued interest. All unpaid principal and accrued and unpaid interest on the Supplemental Growth Capital Advances is due and payable in full on the Supplemental Growth Capital Maturity Date

(c) Prepayment.

(i) Mandatory Prepayment Upon an Acceleration. If the Supplemental Growth Capital Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (A) all accrued and unpaid interest with respect to the Supplemental Growth Capital Advances through the date the prepayment is made, plus (B) all outstanding principal with respect to the Supplemental Growth Capital Advances, plus (C) the Supplemental Prepayment Premium, plus (D) the Supplemental Final Payment, plus (E) all other sums, if any, that shall have become due and payable hereunder in connection with the Supplemental Growth Capital Advances.

(ii) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Supplemental Growth Capital Advances advanced by Bank under this Agreement, provided Borrower (A) delivers written notice to Bank of its election to prepay the Supplemental Growth Capital Advances at least three (3) days prior to such prepayment (or such shorter period as agreed by Bank), and (B) pays, on the date of such prepayment (1) all accrued and unpaid interest with respect to the Supplemental Growth Capital Advances through the date the prepayment is made, plus (2) all unpaid principal with respect to the Supplemental Growth Capital Advances, plus (3) the Supplemental Prepayment Premium, plus (4) the Supplemental Final Payment, plus (5) all other sums, if any, that shall have become due and payable hereunder in connection with the Supplemental Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts. Notwithstanding the foregoing, Bank agrees to waive the Supplemental Prepayment Premium if Bank closes on the refinance and re-documentation with Bank of the Supplemental Growth Capital Advances under this Agreement. For the avoidance of doubt, no Prepayment Premium shall be due and payable and no prior notice shall be required in connection with any prepayment of the Growth Capital Term Loan Advances.

10.2 Section 2.2 (Payment of Interest on the Credit Extensions). Section 2.2(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Interest Rate. Subject to Section 2.2(b) the outstanding principal amount of the Supplemental Growth Capital Advances shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%), which interest shall be payable monthly in accordance with Section 2.2(d).

10.3 Section 2.3 (Fees). Section 2.3 of the Loan Agreement is hereby amended by adding the following after clause (d) as clauses (e) and (f):

(e) Supplemental Prepayment Premium. The Supplemental Prepayment Premium when due pursuant to the terms of Section 2.1.2(c).

(f) Supplemental Final Payment. The Supplemental Final Payment, when due hereunder.

10.4 Section 3.4 (Procedures for Borrowing). Section 3.4 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of the Supplemental Growth Capital Advances set forth in this Agreement, to obtain the Supplemental Growth Capital Advances, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Supplemental Growth Capital Advances. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by an Authorized Signer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer or designee. Bank shall credit the Supplemental Growth Capital Advances to the Designated Deposit Account on the Funding Date of the Supplemental Growth Capital Advance. Bank may make the Supplemental Growth Capital Advances under this Agreement based on instructions from an Authorized Signer or his or her designee or without instructions if the Supplemental Growth Capital Advances are necessary to meet Obligations which have become due.

10.5 Section 6.2 (Financial Statements, Reports). Section 6.2 of the Loan Agreement is hereby amended by deleting clauses (a) through (d) thereof in their entirety and replacing them with the following:

(a) Financial Statements. As soon as available, but no later than (i) thirty (30) days after the last day of each month, a company-prepared consolidated balance sheet, and income statement covering Borrower’s consolidated operations for such month in a form reasonably acceptable to Bank (the “Monthly Financial Statements”), or (ii) from and after an IPO, no later than (A) forty-five (45) days after the last day of each fiscal quarter, for the first three fiscal quarters of Borrower and (B) ninety (90) days after the last day of the last fiscal quarter of Borrower, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such fiscal quarter in a form consistent with those filed with the SEC (the “Quarterly Financial Statements”);

(b) Compliance Statement. Within (i) thirty (30) days after the last day of each month, or (ii) from and after an IPO, forty-five (45) days after the last day of each fiscal quarter, and together with the Monthly Financial Statements or Quarterly Financial Statements, as applicable, a completed Compliance Statement, confirming that, as of the end of such month or fiscal quarter, as applicable, Borrower was in full compliance with the terms and conditions of this Agreement and such other information as Bank may reasonably request;

(c) Annual Operating Budget and Financial Projections. Within sixty (60) days after the last day of each fiscal year of Borrower (and more frequently as updated), (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s Board of Directors, together with any related business forecasts used in the preparation of such annual financial projections;

(d) Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of each fiscal year of Borrower, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank.

10.6 Section 6.6 (Operating Accounts). Section 6.6 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) At all times prior to an IPO, Borrower, any Subsidiary of Borrower and any Guarantor shall maintain all of its operating accounts and excess cash with Bank and Bank’s affiliates. From and after an IPO, Borrower, any Subsidiary of Borrower and any Guarantor shall maintain account balances in any of its accounts at or through Bank representing at least sixty percent (60%) of all deposit account balances of Borrower, such Subsidiary and such Guarantor at any financial institution; provided, however, Borrower, any Subsidiary of Borrower and any Guarantor shall use its best efforts to maintain more than sixty percent (60%) of its deposit account balances with Bank and Bank’s affiliates. In addition, at all times, Borrower, any Subsidiary of Borrower and any Guarantor shall obtain any business credit cards or letters of credit exclusively from Bank and Bank’s affiliates.

(b) Provide Bank at least five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, and (ii) the merchant accounts with Stripe, Ally Financial, Bread, PayPal, and CareCredit, LLC, as more fully described in the Perfection Certificate dated as of the Third Amendment Closing Date (collectively, the “Merchant Accounts”), provided that Borrower shall promptly sweep the funds in the Merchant Accounts to the Designated Deposit Account.

10.7 Section 6.11 (Formation or Acquisition of Subsidiaries). Section 6.11 of the Loan Agreement is hereby amended by deleting the portion of the text in the first sentence leading up to clause (a) therein of such Section and replacing it with the following:

“Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall, upon Bank’s request in its reasonable discretion”

10.8 Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended by deleting the portion of the text in the first sentence leading up to clause (a) therein of such Section and replacing it with the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers”

10.9 Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

7.3 (Mergers or Acquisitions). Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), provided that a Subsidiary may merge, dissolve, liquidate, or consolidate into another Subsidiary or into Borrower.

10.10 Section 8.1 (Payment Default). Section 8.1 of the Loan Agreement is hereby amended by deleting the reference therein to “Growth Capital Term Loan Maturity Date” and replacing it with “Supplemental Growth Capital Maturity Date”.

10.11 Section 8.3 (Investor Abandonment). Section 8.3 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

8.3 Material Adverse Change. A Material Adverse Change occurs.

10.12 Section 12.1 (Termination Prior to Supplemental Growth Capital Maturity Date; Survival). Section 12.1 of the Loan Agreement is hereby amended by deleting the references therein to “Growth Capital Term Loan Maturity Date” and replacing them with “Supplemental Growth Capital Maturity Date”.

10.13 Section 13 (Definitions).

(a) The following defined terms and their respective definitions are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“IPO” means the initial public offering of Borrower’s stock.

“Quarterly Financial Statements” is defined in Section 6.2(b).

“Supplemental Conversion Date” is defined in Section 2.1.2(b)(ii).

“Supplemental Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Supplemental Growth Capital Maturity Date, (b) the acceleration of the Supplemental Growth Capital Advances, or (c) the prepayment of the Supplemental Growth Capital Advances in full pursuant to Sections 2.1.2(c)(i) or 2.1.2(c)(ii), equal to the original aggregate principal amount of the Supplemental Growth Capital Advances multiplied by the Supplemental Final Payment Percentage.

“Supplemental Final Payment Percentage” is equal to six and one quarter of one percent (6.25%).

“Supplemental Growth Capital Advance” and “Supplemental Growth Capital Advances” are each defined in Section 2.1.2(a).

“Supplemental Growth Capital Commitment Amount” means Twenty Million Dollars ($20,000,000).

“Supplemental Growth Capital Commitment Termination Date” is December 31, 2020.

“Supplemental Growth Capital Maturity Date” is September 1, 2024.

“Supplemental Growth Capital Payment” is defined in Section 2.1.2(b)(ii).

“Supplemental Growth Capital Repayment Period” is a period of time, equal to the Applicable Number of months commencing on the Supplemental Conversion Date and continuing through the Supplemental Growth Capital Maturity Date.

“Supplemental Interest-Only Period” means for each Supplemental Growth Capital Advance, the period commencing on the first (1st) calendar day of the month immediately following the Funding Date of such Supplemental Growth Capital Advance and ending on (i) December 31, 2021 if Borrower does not satisfy the Supplemental Interest-Only Period Extension Milestone, or (ii) June 30, 2022 if Borrower satisfies the Supplemental Interest-Only Period Extension Milestone.

“Supplemental Interest-Only Period Extension Milestone” means Bank’s receipt of evidence reasonably satisfactory to Bank, that Borrower has received at least Seventy-Five Million Dollars ($75,000,000) in total net new capital received after August 7, 2020 from a bona fide equity financing of Borrower’s stock, Subordinated Debt and/or an IPO.

“Supplemental Prepayment Premium” is an amount equal to (a) three percent (3%) of the principal amount of the Supplemental Growth Capital Advances being prepaid if the prepayment is made on or before the first (1st) anniversary of the Third Amendment Closing Date, (b) two percent (2%) of the principal amount of the Supplemental Growth Capital Advances being prepaid if the prepayment is made after the first (1st) anniversary of the Third Amendment Closing Date but before the second (2nd) anniversary of the Third Amendment Closing Date, and (c) one percent (1%) of the principal amount of the Supplemental Growth Capital Advances being prepaid if the prepayment is made thereafter but prior to the Supplemental Growth Capital Maturity Date.

“Third Amendment Closing Date” is September 9, 2020.

(b) The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Applicable Number” is (a) thirty-three (33) if Borrower does not satisfy the Supplemental Interest-Only Period Extension Milestone, and (b) twenty-seven (27) if Borrower satisfies the Supplemental Interest-Only Period Extension Milestone.

“Credit Extension” is any Growth Capital Advance, Supplemental Growth Capital Advance or any other extension of credit by Bank for Borrower’s benefit.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Supplemental Final Payment, the Supplemental Prepayment Premium, if applicable, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents or otherwise (other than the Warrant), including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“Warrant” is, individually and collectively, (i) that certain Warrant to Purchase Stock dated as of the Effective Date, (ii) that certain Warrant to Purchase Stock dated as of January 31, 2019, and (iii) that certain Warrant to Purchase Stock dated as of the Third Amendment Closing Date (the “2020 Warrant”), each executed by Borrower in favor of Bank, as the same may be amended, modified, supplemented or restated from time to time.

10.14 Exhibit B (Compliance Statement). The Compliance Statement appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as Exhibit B attached hereto.

11. PPP Loan Consent. Subject to the terms of this Section 4 and the other provisions of this Agreement, Bank hereby (x) consents to the PPP Loan, (y) agrees that the indebtedness of Borrower incurred pursuant to the PPP Loan is deemed to be Permitted Indebtedness under the Loan Documents, and (z) agrees that the PPP Loan shall not, in and of itself, constitute a breach of Section 7.4 of the Loan Agreement; provided, that, in each case, the PPP Loan is repaid in full or forgiven in full no later than May 3, 2022. Further, Borrower acknowledges and agrees that an event of default under the PPP Loan shall constitute an Event of Default under the Loan Documents.

12. Cash with PPP Lender. Notwithstanding any depository or cash requirements to the contrary in the Loan Agreement, Bank consents to Borrower’s maintenance of cash in an account at PPP Lender or its affiliate, 1st Century Bank (the “PPP Cash Account”), on the conditions that (a) the balance therein shall not exceed One Hundred Fifty Thousand Dollars ($150,000) at any time, (b) Bank shall have received from the PPP Lender, on or prior to the Third Amendment Closing Date, duly executed signatures to a Control Agreement in favor of Bank with respect to the PPP Cash Account, and (c) the PPP Cash Account is closed no later than thirty (30) days after the date the PPP Loan is repaid in full or forgiven in full.

13. Limitation of Amendments.

13.1 The amendments and consents set forth in Sections 3 through 5 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

13.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

14. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

14.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

14.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

14.3 The organizational documents of Borrower delivered to Bank on the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

14.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

14.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

14.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

14.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

15. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

16. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

17. Post-Closing Requirement. Borrower shall deliver to Bank, no later than fourteen (14) days after the date hereof, in form and substance satisfactory to Bank, a lender’s loss payable endorsement showing Bank as the sole lender loss payee.

18. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of the 2020 Warrant by each party thereto, and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment and any documents entered into in connection herewith including the 2020 Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

EARGO, INC.

By:	/s/ Christian Gormsen
Christian Gormsen
Chief Executive Officer

EARGO HEARING, INC.

By:	/s/ Christian Gormsen
Christian Gormsen
Chief Executive Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Kristen Choi
Kristen Choi
Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	EARGO, INC. and EARGO HEARING, INC.

Under the terms and conditions of the Loan and Security Agreement among Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending                          with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Financial statements with Compliance Statement (“CS”)	Monthly within 30 days prior to IPO and Quarterly within 45 days after IPO (90 days after Q4)	Yes No
Annual financial statement (CPA Audited) + CS	FYE within 180 days	Yes No
Board-Approved Budget & Projections	Within 60 days after FYE and as amended/updated	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Other Statements to Security Holders and Holders of Subordinated Debt	Within 5 days of delivery to Security Holders and Holders of Subordinated Debt	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement	Yes	No

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

B-1